Exhibit 10.2


                           NATURAL HEALTH TRENDS CORP.
                               2050 Diplomat Drive
                                Dallas, TX 75234


                                              March 1, 2006


Robert H. Hesse
c/o Natural Health Trends Corp.
2050 Diplomat Drive
Dallas, TX  75234

Dear Bob:

          In connection with your continued employment as the Interim Chief Executive Officer of Natural Health Trends Corp. (the "Company"), we are pleased to offer you the following terms and conditions:

Title:              Interim Chief Executive Officer

Duties: Duties and responsibilities customary for a chief executive officer, including without limitation:

                    -- Develop a 2006 financial plan for the Company;

                    -- Manage the Company to achieve the financial plan;

                    -- Support the Company's Search Committee in its recruitment of a permanent CEO;

                    -- Effect a seamless transition to a permanent CEO;

                    -- Develop a corporate culture for all employees and
                       distributors focused on implementing professional conduct and best practices, particularly with respect to legal and regulatory compliance;

                    -- Actively confer with the Company's Board of Directors
                       (the "Board") on all significant operational, financial and strategic issues and be responsive to the Board's reasonable requests and direction;

                    -- Assist the Board in resolving all matters relating to
                       former management and related issues; and
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                    -- Maintain positive relations with investors, market makers and analysts, subject to compliance with applicable laws, rules and regulations.

Term: Term of engagement concludes when new CEO commences employment - most likely by July 1, 2006

Base Pay:           $2,000 per day

Retention Bonus:    $300,000, $150,000 of which will be paid on the date hereof, and $150,000 shall be paid within 5 days following the last day of the Term, assuming your duties are discharged and transition is effected to the reasonable satisfaction of the Board

Benefits:           Travel and entertainment as available to senior executives
                    (in accordance with prior practice) and reasonable reimbursement of rent for Dallas apartment during the Term

          We look forward to continuing to work together to make Natural Health a success.


                                             NATURAL HEALTH TRENDS CORP.


                                             By /s/ SIR BRIAN WOLFSON
                                                --------------------------------
                                                Name:   Sir Brian Wolfson
                                                Title:  Chairman of the Board


Agreed to and Accepted:


/s/ ROBERT H. HESSE
--------------------------------
Robert H. Hesse






cc:  The Board of Directors
     Natural Health Trends Corp.

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